- - - - --------------------------------------------------------------------------------
- - - - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      FIRST UNION REAL ESTATE EQUITY AND
                             MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 PAUL F. LEVIN
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies: _____
     (2) Aggregate number of securities to which transaction applies: ________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _________________________________
     (4) Proposed maximum aggregate value of transaction: ____________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid: _____________________________________________
     (2) Form, schedule or registration statement no.: _______________________
     (3) Filing party: _______________________________________________________
     (4) Date filed: _________________________________________________________

- - - - --------------------------------------------------------------------------------
- - - - --------------------------------------------------------------------------------

FIRST UNION
REAL ESTATE INVESTMENTS

March 25, 1994

Dear Shareholder:

As First Union's new Chairman and Chief Executive Officer and a fellow shareholder, I want to bring you up to date on our newly adopted corporate strategy and the recent changes we have made in the management team and dividend policy. By way of background, we are in the process of implementing a new strategic plan to reinvigorate First Union as a modern property company and to reverse the downward trend the Trust has experienced in operating income. As part of our new policy of investor communications, we believe it is important for you to be aware of First Union's new strategic direction.

Since the retirement of Donald S. Schofield in December of 1993, the Board of Trustees has approved a corporate strategy which focuses our resources on retail and apartment properties. We are now implementing a program to preserve and enhance the cash flows from our existing retail and apartment assets. We intend to sell properties that do not meet either our minimum short-term earnings criteria or our long-term investment targets. Our goal is for these property sales to generate funds for future acquisitions and upgrades of our core portfolio. We have also re-aligned our management team into specialized retail and apartment property operating units with specific geographic and earnings responsibilities.

Since joining First Union in July 1993, I am pleased that we have attracted new talent to the organization to implement our corporate strategy. Over the past several months we have recruited a new Chief Financial Officer, a new Director of Construction, and a Market Research Analyst to sharpen our acquisitions skills. Additionally, First Union's Board of Trustees has unanimously approved and recommended for shareholder adoption a Long Term Incentive Performance Plan which is designed to more closely align the interests of the management team with those of our shareholders.

After a comprehensive analysis of our capital and investment requirements and upon consultation with investment advisors, we recently reduced the quarterly dividend to $0.10 per share from $0.18 per share for the previous nine quarters. An average of $0.06 per share of the prior dividend was classified as capital gain which has now been fully recognized. Our dividend decision was made to provide the funds required for expenditures to refocus and upgrade our property portfolio. These capital expenditures are designed to increase the long-term value and marketability of our properties and serve to attract new tenants. Additionally, this conservation of funds will enhance our future ability to make acquisitions and eventually return to the equity market to reduce our debt-to-market capitalization ratio.

With our new strategy, we have created a market driven real estate organization focused on retail and apartment properties, equipped to take advantage of the current trends in our industry. We value you as a shareholder, and are most appreciative of your continuing commitment to First Union and your support of our "re-birth" as we strive to grow and to enhance shareholder value.



James C. Mastandrea
Chairman, President and
Chief Executive Officer

              55 Public Square, Suite 1900, Cleveland, Ohio 44113, 216/781-4030

                                    {LOGO}
                                  FIRST UNION
              REAL  ESTATE  EQUITY  AND  MORTGAGE  INVESTMENTS

          55 PUBLIC SQUARE - SUITE 1900 - CLEVELAND, OHIO 44113-1937

                                   NOTICE OF
                      1995 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     Notice is hereby given that the 1995 Annual Meeting of the Shareholders of First Union Real Estate Equity and Mortgage Investments ("First Union" or the "Trust") will be held in the National City Bank Auditorium, on the fourth floor of the National City Center Annex Building, 1900 East Ninth Street, Cleveland, Ohio, on Tuesday, April 11, 1995, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

     1. To elect three Trustees.

     2. To consider and take action upon a shareholder proposal concerning the tabulation of proxies.

     3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 10, 1995, are entitled to notice of and to vote at the meeting. YOUR INVITATION, RESPONSE CARD AND CARD OF ADMISSION ARE ENCLOSED WITH THIS PROXY. Only holders of cards of admission will be permitted to attend.

                                        By order of the Board of Trustees

                                        PAUL F. LEVIN
                                        Senior Vice President -- General Counsel
                                          and Secretary
March 8, 1995

    PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                  FIRST UNION
                  REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
           55 PUBLIC SQUARE - SUITE 1900 - CLEVELAND, OHIO 44113-1937

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 1995

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Trustees of First Union for use at the 1995 Annual Meeting to be held on April 11, 1995 and at any adjournment of that meeting. The Shares of Beneficial Interest, par value $1 per share ("Shares"), represented by each valid proxy will be voted at the meeting or any adjournment thereof, and, if a choice is specified in the proxy, the Shares will be voted in accordance with such specification. If no specification is made, such Shares will be voted for the Board of Trustees' nominees for Trustees specified in the proxy card. A shareholder may revoke his proxy, without affecting any vote previously taken, by giving notice to First Union in writing or in open meeting. The approximate date on which this Proxy Statement and the accompanying proxy were sent to shareholders is March 8, 1995.

     First Union will bear the cost of preparing and mailing this statement, the accompanying proxy and any other related materials. First Union has engaged Corporate Investor Communication Inc. ("CIC") to assist in the solicitation of proxies from shareholders, at a fee of $15,000 plus $3.50 per shareholder contacted, plus reimbursement of its out-of-pocket expenses. First Union will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such materials to, and obtaining the proxies from, shareholders and beneficiaries for whose account they hold registered title to Shares of First Union. In addition to use of the mail, proxies may be solicited personally, by telephone or by telegram, by Trustees, officers and regular employees of First Union without receiving additional compensation, as well as by employees of CIC. First Union will pay the expense of such solicitation.

     The record date for determination of shareholders entitled to vote at the Annual Meeting is February 10, 1995. On that date, 18,262,725 Shares were outstanding. Each Share has one vote.

                              ELECTION OF TRUSTEES

     Under the Declaration of Trust, as amended (the "Declaration of Trust") of First Union, the Board of Trustees is divided into three classes, with each class as nearly equal in number to the other classes as possible. The term of office of each class expires in successive years. Accordingly, at each Annual Meeting successors to the Trustees whose terms expire at that meeting are elected to three-year terms. In addition, under the Declaration of Trust, the number of Trustees may be fixed or changed from time to time by the shareholders, provided that the number in each class is not set at fewer than one nor more than five. In the event of an increase or decrease in the number of Trustees, the additional or remaining Trustees, as the case may be, are to be allocated to classes so as to make the classes as nearly equal as possible. Any vacancy occurring in a class of Trustees may be filled by a majority vote of the Trustees remaining in office, effective for the remainder of the term for such class.

NOMINEES

     Currently, the Board of Trustees is composed of nine Trustees and is divided into equal classes known as Class I, II and III whose terms expire in 1997, 1995 and 1996, respectively. It is proposed that three Trustees be elected to Class II of the Board of Trustees at the Annual Meeting.

     The Board of Trustees' three nominees for Class II, the terms of office, if elected, and certain additional information with respect to each nominee, are as follows:

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
- - - - ----------------------------   -------------------------------------------------------   -----------   -----------
CLASS II
Stephen R. Hardis (59)         Mr. Hardis has been Vice Chairman and Chief Financial       1992 to        1998
                               and Administrative Officer of Eaton Corporation, a man-      date
                               ufacturer of highly engineered products serving the au-
                               tomotive, industrial, commercial and defense markets,
                               since 1986. He was Executive Vice President -- Finance
                               and Administration of Eaton from 1979 to 1986. He has
                               been a member of the Board of Directors of Eaton since
                               1983. Mr. Hardis was Executive Vice President -- Fi-
                               nance and Planning of the Sybron Corporation from 1961
                               to 1979 and was Assistant to the Controller of General
                               Dynamics Corporation from 1960 to 1961. Mr. Hardis is a
                               director of Progressive Companies, Society Corporation,
                               Society National Bank and Nordson Corporation, is a
                               trustee of The Cleveland Clinic Foundation and Univer-
                               sity Circle, Inc., Playhouse Square Foundation, and the
                               Musical Arts Association (Cleveland Orchestra).
E. Bradley Jones (67)          Mr. Jones was Chairman and Chief Executive Officer of       1986 to        1998
                               LTV Steel Company, an integrated steel company, from         date
                               July 1984 to December 1984. Prior to that he was Chair-
                               man and Chief Executive Officer from 1982 to 1984, and
                               President and Chief Operating Officer from 1980 to
                               1982, of Republic Steel Corporation. Mr. Jones is a
                               director of TRW Inc., NACCO Industries, Inc.,
                               Consolidated Rail Corporation, Cleveland-Cliffs, Inc.,
                               Birmingham Steel Corporation, NACCO Materials Handling
                               Group and RPM, Inc., and is a trustee of Fidelity
                               Funds. He is also a trustee of The Cleveland Clinic
                               Foundation.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
- - - - ----------------------------   -------------------------------------------------------   -----------   -----------
James C. Mastandrea (51)       Mr. Mastandrea has been Chairman, President and Chief       1994 to        1998
                               Executive Officer of the Trust since January 1994; he        date
                               was President and Chief Operating Officer from July
                               1993 through December 1993. Mr. Mastandrea was Presi-
                               dent and Chief Executive Officer of Triam Corporation,
                               Chicago, Illinois, an investment adviser to various
                               real estate investment funds, from 1991 to 1993. He was
                               Chairman, President and Chief Executive Officer of Mid-
                               west Development Corporation, Buffalo Grove, Illinois
                               from 1978 to 1991. From 1971 to 1978 Mr. Mastandrea
                               served in various capacities in the field of commercial
                               and real estate lending, including Vice President of
                               Continental Bank, Chicago, Illinois, and with Mellon
                               Bank, Pittsburgh, Pennsylvania.

     While the Trustees do not anticipate that any of the nominees will be unable to serve, if any is not available for election, proxies may be voted for a substitute as well as for the other persons named.

REMAINING TRUSTEES

     The remaining Trustees, whose present terms of office as Trustees will continue after the meeting and will expire in the year set forth opposite his name and upon the election and qualification of his successor, and certain additional information with respect to each of them, are as follows:

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
- - - - ----------------------------   -------------------------------------------------------   -----------   -----------
CLASS III
Otes Bennett, Jr. (73)         Mr. Bennett was Chief Executive Officer from 1970 to        1984 to        1996
                               1987, Chairman from 1983 to 1992 and is presently a          date
                               director of The North American Coal Corporation, Cleve-
                               land, Ohio, an independent coal producer and a diversi-
                               fied manufacturer.
Allen H. Ford (66)             Mr. Ford is a consultant and was, from 1981 to 1986,        1983 to        1996
                               Senior Vice President -- Finance and Administration of       date
                               The Standard Oil Company (BP America), an integrated
                               domestic petroleum company engaged in all phases of the
                               petroleum business. Mr. Ford was Corporate Executive
                               Vice President and Unit President from 1976 to 1980,
                               Vice President, Finance, from 1969 to 1976, and
                               Treasurer during 1969 of Diamond Shamrock Corporation,
                               a producer of chemicals, petroleum and related
                               products. Mr. Ford is a director of Parker Hannifin
                               Corporation, and is a trustee of Case Western Reserve
                               University, the Musical Arts Association (Cleveland
                               Orchestra), University Hospitals of Cleveland, the
                               Western Reserve Historical Society, and University
                               Circle, Inc. He is also Chairman of the Edison
                               BioTechnology Center.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
- - - - ----------------------------   -------------------------------------------------------   -----------   -----------
Daniel G. DeVos (37)           Mr. DeVos is Chairman, President and Chief Executive        1994 to        1996
                               Officer of Landquest International, L.L.C., a private        date
                               real estate investment, development and management com-
                               pany. He is also Vice-President, Corporate Affairs of
                               Amway Corporation, a direct sales consumer product
                               business; Vice Chairman, Governing Board of the Or-
                               lando Magic, a professional NBA basketball franchise;
                               President and Chief Executive Officer of West Michigan
                               Hockey, Inc.; a Partner in RDV Sports, a professional
                               International Hockey League franchise in Orlando, Flor-
                               ida; and Chairman and Chief Executive Officer of Geor-
                               gian Enterprises, Ltd., Barrie, Ontario, Canada, a
                               group of related companies involved in automobile
                               sales, aircraft leasing, charter and sales, real estate
                               development and management; LTS Finished Surfaces,
                               Grand Rapids, Michigan, a wholesale distributor of
                               floor products; and Appliance Distributors, Inc.,
                               Detroit, Michigan, a wholesale distributor of high-end
                               appliances. Mr. DeVos is a director of Genmar
                               Industries, Inc., Minneapolis, Minnesota, a boat
                               manufacturer. He is also a trustee of Butterworth
                               Hospital, Grand Rapids, Michigan and a member of the
                               Boards of the Family Outreach Center, Grand Rapids,
                               Michigan, the Grand Rapids Symphony, and the Mercy
                               Respite Center.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
- - - - ----------------------------   -------------------------------------------------------   -----------   -----------
CLASS I
Kenneth K. Chalmers (65)       Mr. Chalmers is a consultant with Kennedy & Co., Chi-       1994 to        1997
                               cago, Illinois, responsible for the Bank of America          date
                               Illinois account. He was Executive Vice President of
                               Continental Bank, Chicago, Illinois, and its
                               successor, Bank of America Illinois, a commercial bank,
                               from 1984 to 1994. He was Senior Vice President--Group
                               Head of the bank from 1977 to 1984 and Vice President --
                               Division Head from 1972 to 1977. He is also Vice Chairman
                               and a member of the Executive Committee of St. Joseph
                               Health Care Foundation, Chicago, Illinois, and serves on
                               the Advisory Board of the Kellogg Graduate School of
                               Management, Northwestern University.

                                               PRINCIPAL OCCUPATIONS,                     PERIOD OF    EXPIRATION
                                                 BUSINESS EXPERIENCE                     SERVICE AS        OF
        NAME AND AGE                              AND AFFILIATIONS                         TRUSTEE        TERM
- - - - ----------------------------   -------------------------------------------------------   -----------   -----------
William E. Conway (67)         Mr. Conway has been Chairman and Chief Executive            1985 to        1997
                               Officer of Fairmount Minerals, Ltd., a miner and             date
                               processor of industrial minerals, since 1978. Mr.
                               Conway was a Group Vice President of Midland-Ross
                               Corporation, a diversified capital goods manufacturer,
                               from 1974 to 1978, and was Executive Vice President,
                               Administration of Diamond Shamrock Corporation, a
                               producer of chemicals, petroleum and related products,
                               from 1970 to 1974. Mr. Conway is a director of The
                               Huntington National Bank of Ohio and a trustee of The
                               Cleveland Clinic Foundation and University School, and
                               serves on the Advisory Board of the Weatherhead School
                               of Management of Case Western Reserve University.

Russell R. Gifford (54)        Mr. Gifford is President of CNG Energy Services             1991 to        1997
                               Corporation an unregulated energy marketing company          date
                               providing gas and electric energy services
                               throughout North America. He was President and
                               Chief Executive Officer of The East Ohio Gas Company,
                               Cleveland, Ohio, a distributor of natural gas, from
                               1988 to 1994. He was also President of West Ohio Gas
                               Company, Lima, Ohio; and River Gas Company, Marietta,
                               Ohio. CNG, East Ohio, West Ohio and River are
                               subsidiaries of Consolidated Natural Gas Co. of
                               Pittsburgh, Pennsylvania. Mr. Gifford was Senior Vice
                               President of The East Ohio Gas from 1985 to 1988. Mr.
                               Gifford is a director of National City Bank and
                               Bearings, Inc., a trustee of Baldwin Wallace College,
                               and a member of the National Board of Governors of the
                               American Red Cross. Mr. Gifford also served as Chairman
                               of the Greater Cleveland Growth Association until March
                               1, 1995.

                            COMPENSATION OF TRUSTEES

     Trustees, other than Mr. Mastandrea, receive an annual retainer fee of $12,000 and are paid an attendance fee of $500 for meetings of the Board and committees, except for certain committee meetings for which an attendance fee of $250 is paid.

                       ORGANIZATION OF BOARD OF TRUSTEES

     The Board of Trustees held seven Board meetings during 1994. Each of the present Trustees attended at least 77% of the aggregate of the meetings of the Board and the committees of the Board on which he served, except Mr. Hardis who attended 69%. (Mr. Hardis was asbent from two meetings while recovering from orthopedic surgery.) The Board has standing Executive; Audit; Management, Organization and Compensation; and Nominating Committees.

EXECUTIVE COMMITTEE

     The Executive Committee exercises all of the powers and authority of the Board during intervals between meetings of the Board except the declaration of dividends and the filling of vacancies among the Trustees or the Executive Committee and except as its powers and duties may be limited or proscribed by the Trustees from time to time. Present members are

Otes Bennett, Jr., Kenneth K. Chalmers, William E. Conway, Daniel G. DeVos, Allen H. Ford, Russell R. Gifford, Stephen R. Hardis, E. Bradley Jones and James
C. Mastandrea (Chairman). The Executive Committee held four meetings during
1994.

AUDIT COMMITTEE

     The Audit Committee is composed entirely of Trustees who are not employees of First Union. The Committee recommends to the Board the appointment of auditors to examine and report on the combined financial statements, reviews with the independent auditors the arrangements for and results of the audit engagement, reviews the independence of the auditors, considers the range of audit and non-audit fees and reviews the reports of First Union's internal auditor and its system of internal accounting controls. Present members are Otes Bennett, Jr., Kenneth K. Chalmers and Stephen R. Hardis (Chairman). The Audit Committee held two meetings during 1994.

MANAGEMENT, ORGANIZATION AND COMPENSATION COMMITTEE

     The Management, Organization and Compensation Committee, composed entirely of Trustees who are not employees of First Union, recommends to the Board on matters involving management succession, the compensation of officers with salaries of $75,000 per year or more and the retainer and attendance fees for Trustees, makes recommendations and determinations concerning First Union's Share option plans and the 1994 Long Term Incentive Performance Plan, and reviews compensation arrangements as they relate to key employees. Present members are William E. Conway (Chairman), Daniel G. DeVos and Russell R. Gifford. The Management, Organization and Compensation Committee held eight meetings in 1994.

NOMINATING COMMITTEE

     The Nominating Committee recommends qualified candidates for election as Trustees and considers the performance of incumbent Trustees to determine whether to recommend them for nomination to stand for re-election. Present members are Allen H. Ford, E. Bradley Jones and James C. Mastandrea (Chairman). The Committee held three meetings in 1994. The Nominating Committee will consider persons for election as Trustees who are recommended to it in writing by any shareholder. Any shareholder wishing to submit a recommendation to the Committee should send a signed letter of recommendation to the following address: First Union Real Estate Equity and Mortgage Investments, Suite 1900, 55 Public Square, Cleveland, Ohio, 44113-1937, Attention: Chairman. Recommendation letters should state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employment and civic activities.

             SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS AND OTHERS

     The table below sets forth, with respect to Trustees and nominees, certain named executive officers, and as to all Trustees and executive officers as a group, information relating to their beneficial ownership of Shares of First Union as of January 1, 1995:

           NAME OF INDIVIDUAL               SHARES BENEFICIALLY     PERCENT
          OR IDENTITY OF GROUP                   OWNED(1)           OF CLASS
- - - - ----------------------------------------    -------------------     --------
TRUSTEES
     Otes Bennett, Jr.                              5,000             .027%
     Kenneth K. Chalmers                            4,000             .022
     William E. Conway                              9,647             .053
     Daniel G. DeVos                                2,000             .011
     Allen H. Ford                                  8,840             .048
     Russell R. Gifford                               500             .003
     Stephen R. Hardis                              2,000             .011
     E. Bradley Jones                               8,331             .046
     James C. Mastandrea                          155,100(2)          .849
       (also an Executive Officer)

EXECUTIVE OFFICERS
     Gregory D. Bruhn                              21,000(3)          .115
     Paul F. Levin                                 32,900(4)          .180
     Steven M. Edelman                             51,210(5)          .280
     John J. Dee                                   49,410(6)          .270
All Trustees and executive officers               349,938(7)         1.905
(13 in number) as a group

- - - - ---------------

(1) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner if he has or shares voting power or investment authority in respect of such security or has the right to acquire beneficial ownership within 60 days. The amounts shown in the above table do not purport to represent beneficial ownership except as determined in accordance with this Rule. Each Trustee and executive officer has sole voting and investment power with respect to the amounts shown or shared voting and investment powers with his spouse.

(2) Includes 112,500 Shares of restricted stock over which Mr. Mastandrea has sole voting power but no investment power and 6,250 shares which Mr. Mastandrea has the vested right to acquire through the exercise of options.

(3) Includes 20,000 Shares of restricted stock over which Mr. Bruhn has sole voting power but no investment power.

(4) Includes 10,000 Shares of restricted stock over which Mr. Levin has sole voting power but no investment power and 22,700 shares which Mr. Levin has the vested right to acquire through the exercise of options.

(5) Includes 10,000 Shares of restricted stock over which Mr. Edelman has sole voting power but no investment power and 36,390 shares which Mr. Edelman has the vested right to acquire through the exercise of options.

(6) Includes 10,000 Shares of restricted stock over which Mr. Dee has sole voting power but no investment power and 39,250 shares which Mr. Dee has the vested right to acquire through the exercise of options.

(7) Includes 104,590 Shares which executive officers have the vested right to acquire through the exercise of options and 162,500 Shares of restricted stock.

     Daniel G. DeVos, a Trustee, filed his Form 3 ten days late due to his absence from the country at the time it was due.


     The following table sets forth, as of the record date information concerning each person known by First Union to be the beneficial owner of more than 5% of the Shares of First Union:

                                       AMOUNT AND NATURE
        NAME AND ADDRESS OF              OF BENEFICIAL       PERCENT OF
         BENEFICIAL OWNER                  OWNERSHIP           CLASS
- - - - -----------------------------------    -----------------     ----------
Turkey Vulture Fund XIII, Ltd(1)            954,400              5.2%
  and Richard M. Osborne,
  its Managing Member
  7000 East Avenue,
  Mentor, Ohio 44060

- - - - ---------------

(1) The information regarding this holder was received by First Union through the filing of a Schedule 13-d with the Securities and Exchange Commission on or about January 16, 1995, and an amendment thereto on February 10, 1995.


                             EXECUTIVE COMPENSATION

     The table below sets forth the compensation paid or earned for services to First Union during each of the last three years by the executive officers of the Trust whose total cash compensation exceeded $100,000.


                          SUMMARY COMPENSATION TABLE
                                                                                    LONG TERM
                                           ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                  --------------------------------------     --------------------------
                                                                                            RESTRICTED
    NAME AND PRINCIPAL                                      OTHER ANNUAL                       STOCK        ALL OTHER
         POSITION          YEAR    SALARY       BONUS       COMPENSATION      OPTIONS        AWARDS(1)   COMPENSATION(2)
- - - - -------------------------------   --------     --------     ------------      -------        ---------   ---------------
James C. Mastandrea        1994   $250,000     $110,610       $  5,151         162,500       $717,188        $35,630
  Chairman, President      1993*    91,026       40,000                         25,000
  and Chief Executive
  Officer
Gregory D. Bruhn           1994*   111,372       46,456         57,219(3)       45,000        127,500
  Executive Vice
  President and Chief
  Financial Officer
Paul F. Levin              1994     93,000       27,652                         10,000         63,750          5,006
  Senior Vice President -  1993     82,700       20,735                              0                         3,955
  General Counsel and      1992     80,700       12,022                          4,000                         4,190
  Secretary
Steven M. Edelman          1994     87,500       27,652                         10,000         63,750          5,064
  Senior Vice President -  1993     72,000       27,206                              0                         4,785
  Asset Management         1992     64,150       36,558                          7,500                         3,609
John J. Dee                1994     86,667       24,887                         10,000         63,750          5,014
  Senior Vice President -  1993     72,000       27,206                              0                         4,785
  Controller               1992     67,750       36,558                          7,500                         4,604

- - - - ---------------

(1) The Trust's Long Term Incentive Performance Plan was implemented in 1994. Shares awarded under the plan are entitled to dividends at the same rate and on the same terms as unrestricted shares of the same class. The aggregate number and value of restricted shares held by the individuals listed above, valued as of December 30, 1994, are as follows: James C. Mastandrea 112,500 shares ($745,313); Gregory D. Bruhn, 20,000 shares ($132,500); Paul F.


                                        8

    Levin, 10,000 shares ($66,250); Steven M. Edelman, 10,000 shares ($66,250);
    and John J. Dee, 10,000 shares ($66,250).

(2) Amounts shown are composed of annual contributions made to a defined contribution pension plan and term life insurance premiums. The pension plan contribution for each participant is equal to the sum of (i) 3% of the participant's total cash compensation paid for such year, and (ii) 3% of the portion of the participant's cash compensation paid for such year which is in excess of that year's Social Security taxable wage base. The contributions made by First Union on behalf of the above named individuals are based on salary earned and paid in that year, plus executive incentive compensation paid in that year. At December 31, 1994, Messrs. Mastandrea and Bruhn did not meet the 12-month employment and/or pension plan entrance date requirements in order to receive a contribution. The insurance premium for Mr. Mastandrea is net of the amount recoverable by First Union upon his termination or death. The policy provides a death benefit of $2.5 million to Mr. Mastandrea's beneficiary.

(3) Includes reimbursement of taxes of $31,961 for relocation expenses, reimbursement for relocation expenses of $23,500 above the standard First Union policy and health benefit costs paid by First Union.

  * Employed July 19, 1993.

 ** Employed March 15, 1994.


                      EMPLOYMENT AND CONSULTING AGREEMENTS

     As of September 1, 1991, the Trust entered into an Employment and Consulting Agreement with Donald S. Schofield, the former Chairman and Chief Executive Officer. Mr. Schofield retired from active employment with the Trust effective December 31, 1993. He has been retained as a consultant during 1994 and 1995 at an annual fee of $250,000. If Mr. Schofield dies before December 31, 1995, the Trust will pay a death benefit of $8,333 per month for 30 months. The Trust has purchased insurance to provide funds to cover this obligation. If Mr. Schofield's engagement as consultant is terminated due to disability, the Trust will provide a disability benefit of at least $12,500 per month through 1995, or his earlier death. If the Trust terminates Mr. Schofield's engagement as consultant for reasons other than death, disability or breach of his obligations, the Trust will pay his annual fee for 1995, so long as he complies with certain conditions.

     In July 1994, the Trust entered into employment agreements with Messrs. Mastandrea and Bruhn. Each of these agreements has an initial three-year term and is extended automatically for additional one-year terms unless one of the parties gives notice of an intention not to renew.

     The agreement with Mr. Mastandrea provides that he will have the titles, and perform the duties, of Chairman of the Board of Trustees, Chairman of the Executive Committee of the Board of Trustees, and President and Chief Executive Officer of the Trust. Under the agreement, Mr. Mastandrea receives an annual base salary of not less than $250,000, subject to annual review and adjustment by the Board of Trustees; the continuation of the health and welfare benefits previously provided to him; participation in the Trust's 1994 Long Term Incentive Performance Plan; and split dollar life insurance in the benefit amount of $2,500,000.

     The premiums on the split dollar life insurance were set with the expectation that, if Mr. Mastandrea continues to work for the Trust until he attains age 65, the cash surrender value of the policy will be sufficient to fund (1) the return to the Trust of all premiums paid by it and (2) paid-up insurance on the life of Mr. Mastandrea in the amount of $2,500,000. When the Trust's obligation to pay premiums ceases, whether upon funding in full of the policy or termination of Mr. Mastandrea's employment, the Trust will be entitled to a return of all premiums paid by it (up to the cash surrender value of the policy), and Mr. Mastandrea will own the policy.

     The agreement with Mr. Bruhn provides that he will have the titles, and perform the duties, of Executive Vice President and Chief Financial Officer. Mr. Bruhn receives a base salary of not less than $140,000 per year through March 13, 1995, and not less than $160,000 per year after that, subject to review and adjustment by the Board of Trustees. Mr. Bruhn is also entitled to the continuation of the health and welfare benefits previously provided to him and participation in the Trust's 1994 Long Term Incentive Performance Plan.

     The agreements provide that, in the event Mr. Mastandrea or Mr. Bruhn becomes disabled, the Trust will continue to pay his base salary and bonus and to provide health and welfare benefits for three years, unless he earlier recovers from the disability, dies, or attains age 65.

     The employment of Mr. Mastandrea or Mr. Bruhn may be terminated at any time. However, if the Trust terminates the employment of Mr. Mastandrea or Mr. Bruhn without cause (as defined in the agreements), or if either of them terminates his employment for good reason (as defined), the Trust is required to continue to pay his base salary and bonus and to provide benefits, including pension contributions and vesting of options, for a period of three years, unless he earlier dies or attains age 65. A portion of the Shares of restricted stock previously granted to Mr. Mastandrea or Mr. Bruhn would also vest. Notification by the Trust that it does not intend to renew the agreement beyond the three-year initial term is treated, for this purpose, as a termination by the Trust.

     In the event of a change in control or shift in ownership of the Trust (as defined), the Trust is required to deposit, in irrevocable escrow accounts, amounts sufficient to fund all payments that would be due to Messrs. Mastandrea and Bruhn upon termination without cause or for good reason. In addition, if termination without cause or for good reason occurs after a change in control or shift in ownership, the base salary, bonus, and pension contributions payable to them upon termination become due immediately in lump sum.

     In the event a change in the ownership or control occurs within the meaning of Section 280G of the Internal Revenue Code, the aggregate amount payable to Mr. Mastandrea or Mr. Bruhn will be limited to the maximum amount that may be deducted for Federal income tax purposes without constituting "excess parachute payments" under Section 280G. In addition, Messrs. Mastandrea and Bruhn have each agreed to defer the receipt of payments that would otherwise not be deductible due to the $1,000,000 limit under Section 162(m) of the Internal Revenue Code.


                                 OPTION GRANTS
                              IN LAST FISCAL YEAR
                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                  INDIVIDUAL GRANTS                       ANNUAL RATES OF SHARE
                                -----------------------------------------------------      PRICE APPRECIATION
                                             % OF TOTAL                                         FOR 8 OR
                                              OPTIONS                                        10 YEAR OPTION
                                              GRANTED        EXERCISE                            TERM(2)
                                OPTIONS     TO EMPLOYEES     PRICE PER     EXPIRATION     ---------------------
             NAME               GRANTED       IN 1994          SHARE          DATE           5%          10%
- - - - ------------------------------- -------     ------------     ---------     ----------     --------     --------
James C. Mastandrea............ 112,500 (1a)     52.6%         $ 6.375      07-13-2002     $342,425     $820,168
                                 50,000 (1b)       67%           7.375      05-04-2004      231,905      587,693
Gregory D. Bruhn...............  20,000 (1a)      9.4%           6.375      07-13-2002       60,876      145,808
                                 25,000 (1b)       33%           7.375      05-04-2004      115,952      293,846
Paul F. Levin..................  10,000 (1a)      4.7%           6.375      07-13-2002       30,438       72,904
Steven M. Edelman..............  10,000 (1a)      4.7%           6.375      07-13-2002       30,438       72,904
John J. Dee....................  10,000 (1a)      4.7%           6.375      07-13-2002       30,438       72,904

- - - - ---------------

(1a) Options granted under the 1994 Long Term Incentive Performance Plan (the "1994 Plan") may be in the form of Incentive Stock Options (qualifying as such under Section 422A of the Internal Revenue Code, as amended) and Nonstatutory Stock Options. Options granted are at prices not less than the fair market value of the Shares at the date of grant and expire not later than eight years after the date granted. Options are exercisable only after the optionee has been continuously employed by the Trust for twelve months from the date of grant and thereafter to the extent of one-third during the second year, two-thirds during the third year and in full during the fourth through eighth years. In the event of any change in control of the Trust, a defined term in the 1994 Plan, including liquidation or dissolution of the Trust, or a merger or consolidation with respect to which the Trust shall not be the surviving entity, all options become exercisable immediately.

(1b) Options granted under the Share Option Plan adopted in 1981 (the "1981 Option Plan") may be in the form of Incentive Stock Options (qualifying as such under Section 422A of the Internal Revenue Code, as amended) and Nonstatutory Stock Options. Options granted are at prices not less than the fair market value of the Shares at the date of grant and expire not later than ten years after the date granted. Options are exercisable only after the optionee has been continuously employed by the Trust for twelve months from the date of grant and thereafter to the extent of 25% during the second year, 50% during the third year, 75% during the fourth year and 100% during the fifth through tenth years. In the event of any change in control of the Trust, a defined term in the 1981 Option Plan, including liquidation or dissolution of the Trust, or a merger or consolidation with respect to which the Trust shall not be the surviving entity, all options become exercisable immediately.

(2) The appreciation calculation is a required disclosure. The appreciation examples shown above do not reflect past experience of the Trust's options granted, nor can they be expected to predict future performance.


             AGGREGATED SHARE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
                                                                                              VALUE OF UNEXERCISED
                           SHARES                     NUMBER OF UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                          ACQUIRED                         AT FISCAL YEAR END                  AT FISCAL YEAR END
                             ON          VALUE       -------------------------------     -------------------------------
          NAME            EXERCISE      REALIZED     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE      EXERCISABLE
- - - - ------------------------- ---------     --------     --------------     ------------     --------------     ------------
James C. Mastandrea......  $     0      $     0          181,250             6,250          $ 28,125                0
Gregory D. Bruhn.........        0            0           45,000                 0             5,000                0
Paul F. Levin............        0            0           13,250            22,700             2,500                0
Steven M. Edelman........        0            0           15,250            36,390             2,500                0
John J. Dee..............        0            0           15,250            39,250             2,500                0

              MANAGEMENT, ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Management, Organization and Compensation Committee (the "Committee") is composed of Messrs. Conway, Gifford and DeVos, all outside trustees. The Committee recommends to the Board compensation of officers with salaries of $75,000 per year or more, grants of options under the 1981 Employee Share Option Plan and awards to employees under the 1994 Long Term Incentive Performance Plan.

GENERAL APPROACH TO EXECUTIVE COMPENSATION

     Compensation for executive officers consists of four principal elements: base salaries, annual cash/stock bonus awards, stock options, and restricted stock.

     Base Salaries. The base salaries are established at levels that, on average, are comparable to base salaries paid by organizations of similar size in comparable industries. The base salary paid to particular individuals may vary from this average based on performance.

     Annual Cash/Stock Bonus Awards. The primary goals of the annual cash/stock bonus awards are to provide a direct link between compensation and annual performance, to provide a strong incentive to attain Trust and operating unit goals, to recognize and reward employees for performance beyond regular, competent, job performance, and to build and reinforce the concept of a team by focusing on the key measure of the Trust's performance -- funds from operations for the current year. Awards are designed to be comparable in amount to the average of awards paid by organizations of similar size in comparable industries when target performance is met; awards will be above this average when the target is exceeded, or below this average when the target is not achieved. Awards are paid partially in stock in order to encourage Share ownership.

     Stock Options. The primary goal of the stock options is to link shareholder and employee interest by providing a way for both to gain from appreciation in the market price of Shares over time. Stock options are granted to executive officers as well as others in the organization on the theory that the best performance for shareholders will be attained when a broad group of employees has a mutual interest with the shareholders.

     Restricted Stock. The restricted stock awards are designed to encourage senior executives to think and act like shareholders and, as a result, to promote the long term growth and performance of the Trust and increase the market price of the Shares. The level of the awards are recognized to be above average for organizations of similar size in comparable industries, but the goal required to earn the restricted stock in less than eight years is challenging (the market price of the Shares has to attain $21 per Share for 20 consecutive trading days). Restricted stock is granted only to the most senior officers -- those who have the greatest impact on the performance of the Trust.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During 1994, Mr. Mastandrea served as Chairman of the Board of Trustees, Chairman of the Executive Committee of the Board of Trustees, and President and Chief Executive Officer of the Trust. For the year ended December 31, 1994, he received a base salary of $250,000, and an annual bonus of $110,610, options to purchase 162,500 Shares, and 112,500 Shares of restricted stock under the 1994 Long Term Incentive Performance Plan. See the tables entitled "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

     The Committee believes that Mr. Mastandrea's compensation is consistent with its general approach to executive compensation, which is described above, as well as Mr. Mastandrea's position and responsibilities with the Trust and his individual performance during 1994. Mr. Mastandrea's compensation is also consistent with commitments made to him when he was hired by the Trust in July 1993, which are reflected in an employment agreement discussed above under the heading "Employment Agreements."

COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

     As is the case with Mr. Mastandrea, the Committee believes that the compensation provided to other executive officers named in the "Summary Compensation Table" is consistent with the Committee's general approach to executive compensation, which is described above, as well as the position and responsibilities with the Trust and individual performance of each of these executive officers during 1994.

     Mr. Bruhn's compensation is also consistent with commitments made to him when he was hired by the Trust in March 1994, which are reflected in an employment agreement with him discussed above under the heading "Employment Agreements."

  WILLIAM E. CONWAY (CHAIRMAN)       DANIEL G. DEVOS       RUSSELL R. GIFFORD

                            MEMBERS OF THE COMMITTEE

                               PERFORMANCE GRAPH

     The performance graph assumes $100 invested on December 31, 1989 in First Union Shares, All REITs and the NYSE Composite, with dividends reinvested when paid and share prices as of the last day of each calendar year. The total return for All REITs was compiled by the National Association of Real Estate Investment Trusts (NAREIT).

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         FIRST UNION      ALL REITS        NYSE COMPOSITE
1989                                       100             100             100
1990                                        50              83              96
1991                                        53             112             124
1992                                        76             126             130
1993                                        85             149             148
1994                                        62             150             145

PROPOSAL 2

                              SHAREHOLDER PROPOSAL

Statement in Support and Proposal

     Mr. Allen Wolff, D.V.M., Trustee, 4241 Center Road, Brunswick, Ohio 44212-0474, who is the beneficial owner of 520 Shares of Beneficial Interest, has advised the Trust that he intends to present at the Annual Meeting the following proposal, for which the Board of Trustees and the Trust accept no responsibility:

     I have invested my life savings in various equities to try to provide for retirement and old age, and I want the funds to be there when I need them. Throughout corporate America, many stockholder proposals have been introduced to try to control compensation to directors and top management and to try to tie them in with profits and dividends. Management opposes this! . . . Most shareholder proposals fail because (1) the investors are not organized and have no alternative, (2) management already controls a large number of votes and then rewards itself with more shares to vote against such proposals, and (3) we are not playing on a level field; management gets to count unmarked proxies as voting in favor of their position and then is allowed to solicit proxies at the company's expense.

     I feel that many Boards of Directors have lost touch with the investors, and it seems that they are giving more and more rewards for less and less success. In Junior High School, we learned that there were three (3) parts to any business: CAPITAL, LABOR AND MANAGEMENT. The boards seem to have forgotten this lesson. The boards, in general, are self-perpetuating groups seemingly intent on rewarding themselves and members of management, at the expense of the investor.

     I am particularly dismayed at the statement on proxies that "Proxies signed, but not specifically marked, will be voted as management has suggested."

     Management says that stockholders clearly understand how their votes will be counted if they don't put Xs in the boxes; yet many shareholders didn't understand THAT (and I have letters about that). They say that this process allows the stockholder not to be burdened with making THREE OR FOUR Xs. WOW! How many shareholders even understand what they are being asked to vote on?

     Last April at the annual meeting of First Union Real Estate Trust, a company that also has reduced its dividends in the last two years, there was a management proposal to increase compensation ("because that's what we have to do to attract top executives"). An interesting question from the floor to the CEO:
"Without this incentive, would you not work very hard at your base salary?" Answer muted. The proposal passed by 69% (including the UNMARKED proxies). An astute investor in the audience did some quick arithmetic and pointed out that less than 50% of the shares voted were actually voted for the proposal.

     When I go to the polls and figure there is no clear choice among candidates and leave that space "unmarked", it is not voted in favor of the incumbent or the incumbent's party; it is merely a non-vote.

     Therefore, be it resolved that in future proxies of this company, there will be no discretionary power of voting by the named proxy-holder on any issues where no direction has been given, including ANY ISSUE "WHICH MAY PROPERLY COME UP AT THE MEETING."

Board of Trustees' Recommendation and Statement

     The Board of Trustees recommends that the beneficiaries vote AGAINST this proposal for the following reasons:

     This proposal seeks to eliminate the right and ability of First Union's beneficiaries to have their Shares voted by simply signing and returning a proxy card. As a convenience, First Union provides its beneficiaries with the opportunity to return a signed and dated but unmarked proxy card, thereby authorizing the designated proxies to vote in accordance with the recommendations of the Board. In such a case, the beneficiaries actually vote their Shares in accordance with the recommendations of the Board, but are simply not required to specifically mark each item listed on the proxy card. Beneficiaries are advised, in bold letters on each proxy card, as to the effect of returning such an unmarked proxy card. In addition, all beneficiaries continue to have the opportunity, if these so desire, to submit a proxy card with separate instructions for each item by marking the appropriate FOR, AGAINST, or ABSTAIN box for each issue as applicable.

     The proposal will not serve to provide shareholders with any new rights or powers; to the contrary, it will simply deprive First Union's shareholders of a convenient method of participating in annual or special meetings.

     VOTE REQUIRED. Approval of this proposal will require the affirmative vote of the holders of a majority of the Shares present in person or by proxy and voting at the meeting.

                             SELECTION OF AUDITORS

     Arthur Andersen & Co. has been selected as auditors of First Union for the ensuing year. Arthur Andersen & Co. has been First Union's auditors since the founding of the Trust in 1961. Representatives of Arthur Andersen & Co. are expected to be present at the 1995 Annual Meeting with the opportunity to make a statement if they so desire and to respond to shareholder questions.

                                     VOTING

     The affirmative vote of the holders of a majority of the Shares present in person or by proxy and voting at the meeting is required for approval of the matters described in this Proxy Statement. If the requisite approval is not obtained with respect to a particular matter, the proposal referred to in such matter will not be implemented.

     As far as the Trustees are aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders. If any other matters are brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the Shares to which the proxy relates in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders must be received by First Union for inclusion in First Union's proxy statement and form of proxy relating to that meeting on or before November 11, 1995. Any such proposals should be sent to the following address:
First Union Real Estate Equity and Mortgage Investments, Suite 1900, 55 Public Square, Cleveland, Ohio, 44113-1937, Attention: Paul F. Levin, Secretary.

                                            FIRST UNION REAL ESTATE EQUITY
                                              AND MORTGAGE INVESTMENTS

                                            PAUL F. LEVIN
                                             Senior Vice President -- General
                                                Counsel and Secretary
March 8, 1995

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS -- PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

          Allen H. Ford, E. Bradley Jones and James C. Mastandrea, or any one of them, are hereby authorized, with full power of substitution, to represent and to vote the shares which the undersigned may be entitled to vote, including reinvestment shares, if any, at the Annual Meeting of Shareholders of First Union Real Estate Equity and Mortgage Investments to be held on April 11, 1995, or at any adjournment thereof, as follows:

               1. ELECTION OF TRUSTEES                              WITHHOLD AUTHORITY        / /
                 FOR all nominees listed below        / /           to vote for all nominees listed below
                 (except as indicated to the contrary below)

                 Stephen R. Hardis, E. Bradley Jones, James C. Mastandrea

          INSTRUCTION: (To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

          ----------------------------------------------------------------------

          2. SHAREHOLDER PROPOSAL CONCERNING TABULATION OF PROXIES

               / /  FOR               / /  AGAINST              / /  ABSTAIN

          3. In their discretion, as to such other business as may properly come before the meeting or at any adjournment thereof.

                                     (Continued, and to be signed on other side)

       PROXY NO.                                                       SHARES

          (Continued from the other side)

          IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED IN FAVOR OF PROPOSAL 1 AND AGAINST PROPOSAL 2.

                                                 Dated...................., 1995

                                                 ...............................

                                                 ...............................

                                                 Please sign as name appears on
                                                 the share certificates (as
                                                 indicated on this card). When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give your full
                                                 title as such. If the share
                                                 certificate is issued in the
                                                 name of a corporation, please
                                                 sign in full corporation name
                                                 by a duly authorized officer.
                                                 If a partnership, please sign
                                                 in partnership name by a duly
                                                 authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.